(Quintiles Transnational Corp. Logo)	Quintiles Transnational Corp, Post Office Box 13979 Research Triangle Park, NC 27709-3979 919 998 2000 / Fax 919 998 9113	EXHIBIT 10.19
http://www.quintiles.com

November 13, 2003

Ron Wooten
c/o Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Durham, NC 27703

Re: Amendment to Executive Employment Agreement

Dear Ron:

Reference is made to the amendment to your Executive Employment Agreement dated as of November 12, 2003 (the “Amendment”). This will confirm our agreement that in lieu of the calculation of the 36 monthly severance payments in the manner specified in paragraph 4 of the Amendment, each such monthly payment will instead equal your monthly rate of base salary in effect at the time of your termination of employment, multiplied by 1.55.

All other terms of the Executive Employment Agreement, as amended by the Amendment, are unaffected by this letter, including the conditions that must be met to receive or retain severance benefits.

Please confirm that this conforms to your understanding of our agreement by signing below.

Sincerely yours,

Michael Mortimer
Executive Vice President, Global Human Resources

Agreed to and Accepted by:

11/14/03

Ron Wooten	Date